AMENDMENT NO. 1
AMENDMENT NO. 1, dated as of February 12, 2013 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of February 7, 2011 and amended and restated as of March 29, 2012 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Rovi Corporation (“Holdings”), Rovi Solutions Corporation and Rovi Guides, Inc. (together, the “Borrowers”), the guarantors party thereto, the lenders from time to time party thereto, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.
WHEREAS, the Lenders have extended credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein; and
WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement, and the Lenders whose signatures appear below, constituting the Required Lenders, are willing to amend the Credit Agreement, on the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment to Credit Agreement. The definition of “Cash Equivalents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Cash Equivalents” shall mean:
(a) dollars, the lawful money of the European Union or the United Kingdom and any other foreign currency, provided such other foreign currency is not subject to exchange controls or other restriction on its conversion into United States dollars;
(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof in each case with maturities not more than two years from the later of (A) the date of acquisition thereof or (B) March 29, 2012; provided that the full faith and credit of the United States of America is pledged in support thereof;
(c) time deposits (including eurodollar time deposits) with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of

America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper (including without limitation promissory notes or other borrowings) rated at least “Prime-l” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, as of the date of acquisition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(d) commercial paper issued by any person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P as of the date of acquisition, in each case with maturities of not more than one year from the date of acquisition thereof;
(e) repurchase obligations of any commercial bank (or any Affiliate thereof) satisfying the requirements of clause (c) above, having a term of not more than 12 months;
(f) securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the later of (A) the date of acquisition thereof or (B) March 29, 2012;
(g) securities and loans with maturities of one year or less from the date of acquisition issued by, or backed by a standby letter of credit issued by, any commercial bank satisfying the requirements of clause (c) above;
(h) shares in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P;
(i) investments denominated in the currency of foreign jurisdictions with a maturity of not more than two years from the later of (A) the date of acquisition thereof or (B) March 29, 2012 which are substantially similar (including creditworthiness) to the items specified in subsections (b) through (h) of this definition made in the ordinary course of business (and which, in the case of investments denominated in the currency of a jurisdiction other than the jurisdiction in which the applicable Company is organized, are made for non-speculative bona fide business purposes);
(j) securities of government sponsored entities having ratings of at least Aaa by Moody’s (or the then equivalent grade) or AAA by S&P (or the then equivalent grade) as of the date of acquisition and having maturities not more than two years from the later of (A) the date of acquisition thereof or (B) March 29, 2012;

(k) Investments by Foreign Subsidiaries in Indebtedness issued by persons with a long term rating of “A3” or higher from Moody’s (or the then equivalent grade) or “A-” or higher from S&P (or the then equivalent grade), with maturities not more than two years from the later of (A) the date of acquisition thereof or (B) March 29, 2012; and
(l) Investments in Indebtedness issued by persons with a long term rating of “A2” or higher from Moody’s (or the then equivalent grade) or “A” or higher from S&P (or the then equivalent grade), with maturities not more than one year after the later of (A) the date of acquisition thereof or (B) March 29, 2012.
Section 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party party hereto represents and warrants that:
(a)    As of the date hereof, this Amendment has been duly authorized, executed and delivered by such Loan Party. This Amendment constitutes such Loan Party’s legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(b)    The representations and warranties of such Loan Party set forth in Article III of the Credit Agreement and in the other Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof immediately after giving effect to this Amendment (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).
(c)    Immediately after giving effect to this Amendment, no Default has occurred and is continuing.
Section 3. Effectiveness of Amendment. This Amendment shall be effective, and the definition of “Cash Equivalents” in the Credit Agreement shall be deemed to have been amended pursuant to Section 1 above, as of March 29, 2012 (the “Effective Date”), upon the satisfaction of the following conditions:
(i)    the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of Holdings, the Borrowers and the Required Lenders; and
(ii)    the Administrative Agent shall have received payment of all fees (including the fee payable pursuant to Section 4 below) and other amounts due and payable on or prior to the date hereof.
The Administrative Agent shall notify the Borrowers and the Lenders of the effectiveness of this Amendment and such notice shall be conclusive and binding.

Section 4. Fee. The Borrowers shall pay each Lender party to this Amendment a fee, payable on the date hereof, in an amount equal to 0.025% of the aggregate principal amount of Loans held by such Lender.
Section 5. Effect of Amendment; Reaffirmation; Etc.. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)    Without limiting the foregoing, each Loan Party hereby consents to the Amendment and hereby confirms its respective guarantees, pledges and grants of security interests as applicable under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of the Amendment, such guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Parties.
(c)    On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to this “Agreement” or the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 7. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means (e.g., pdf or tif) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ROVI SOLUTIONS CORPORATION
ROVI GUIDES, INC.,
as Borrowers

By:	/s/ Stephen Yu
Name:	Stephen Yu
Title:	Secretary

ALL MEDIA GUIDE HOLDINGS, INC.,
in its individual capacity and as sole member of
ALL MEDIA GUIDE, LLC
APTIV DIGITAL, INC.
DIRECTCOM NETWORKS, INC.
DIVX LLC
EUROMEDIA GROUP, INC.
GEMSTAR DEVELOPMENT CORPORATION
GEMSTAR-TV GUIDE INTERACTIVE, LLC
GEMSTAR-TV GUIDE MARKETING LLC
INDEX SYSTEMS INC
IPG DEVELOPMENT VENTURE LLC
MOODLOGIC, INC.
PDT HOLDINGS, INC.
ROVI CORPORATE SERVICES, INC.
ROVI CORPORATION
ROVI DATA SOLUTIONS, INC.
ROVI SOLUTIONS CORPORATION,
as Managing Member of
MACROVISION INTERNATIONAL
HOLDINGS LLC,
ROVI PAYROLL SERVICES, LLC
ROVI TECHNOLOGIES CORPORATION
SONIC SOLUTIONS HOLDINGS, INC.
SONIC SOLUTIONS LLC
STARSIGHT TELECAST, INC.
TV GUIDE, INC.
TV GUIDE AFFILIATE SALES &
MARKETING, INC.
TV GUIDE INTERACTIVE GROUP, INC.
TV GUIDE INTERACTIVE, INC.

[signature page to Amendment No. 1]

TV GUIDE INTERNATIONAL, INC.
TV GUIDE INTERNATIONAL IPG, INC.
TV GUIDE MEDIA SALES, INC.
TV GUIDE MEDIA SERVICES, INC.
TV GUIDE MOBILE ENTERTAINMENT, INC.
TV GUIDE ON SCREEN, INC.
TV GUIDE ONLINE, INC.
TV GUIDE ONLINE, LLC
TV GUIDE VISION GROUP, INC.
TVSM PUBLISHING, INC.
UNITED VIDEO PROPERTIES, INC.
UV CORP.,
as Guarantors

By:	/s/ Stephen Yu
Name:	Stephen Yu
Title:	Secretary

[signature page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and as Lender
By:	/s/ John G. Kowalcznk
Name:	John G. Kowalcznk
Title:	Executive Director

[Signature page to Amendment No. 1]